Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

PERRY ELLIS INTERNATIONAL, INC.

(A FLORIDA CORPORATION)

As amended and restated on December 2, 2014

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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PERRY ELLIS INTERNATIONAL, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE ONE

OFFICES

Section 1. Registered Office. The registered office of PERRY ELLIS INTERNATIONAL, INC., a Florida corporation (the “Corporation”), shall be located in the City of Miami, State of Florida, unless otherwise designated by the Board of Directors of the Corporation (the “Board of Directors”).

Section 2. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Florida, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE TWO

MEETINGS OF SHAREHOLDERS

Section 1. Place. All annual meetings of shareholders shall be held at such place, within or without the State of Florida, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be held at such place, within or without the State of Florida, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Time of Annual Meeting. Annual meetings of shareholders shall be held on such date and at such time fixed, from time to time, by the Board of Directors at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Call of Special Meetings. In accordance with Article V of the Articles of Incorporation, special meetings of shareholders shall be held if (i) called by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors; (ii) called by the Chairman of the Board or the President of the Corporation or the Corporation’s Chief Executive Officer, or (iii) if the holders of not less than fifty (50) percent of all the votes entitled to be cast on any issue proposed or to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. The notice of a special meeting shall state the purpose or purposes of the special meeting.

Section 4. Conduct of Meetings.

(a) Officers of the Meeting. The Chairman of the Board, or in the absence of the Chairman, the Chief Executive Officer, or in his absence, the President, or in his absence, the Vice Chairman, or if no such officer is present, a director designated by the Board of Directors, shall call all meetings of the shareholders to order and shall act as chairman of the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting of the shareholders, but in the absence of the Secretary and Assistant Secretary at a meeting of the shareholders the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) Order of Business. The chairman of the meeting shall have the right to determine the order of business at the meeting.

(c) Meeting Protocol. To the maximum extent permitted by applicable law, the Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) restricting admission to the time set for the commencement of the meeting; (iii) limiting attendance at the meeting to shareholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iv) limiting participation at the meeting on any matter to shareholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his name and affiliation, whether he is a shareholder or a proxy for a shareholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such shareholder; (v) limiting the time allotted to questions or comments by participants; (vi) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (vii) removing any shareholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; (viii) complying with any state and local laws and regulations concerning safety and security; and (ix) establishing the date and time for the opening and closing of the polls in respect of each matter as to which shareholders are entitled to cast a vote at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 5. Notice and Waiver of Notice. Except as otherwise provided by law, written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first-class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of (a) defective notice of such meeting, unless the person objects at the beginning to the holding of the meeting or the transacting of any business at the meeting, or (b) defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.

Section 6. Business of Special Meeting. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

Section 7. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of these shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or the Florida Business Corporation Act, as amended (the “FBCA”), a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 8. Voting Per Share. Except as otherwise provided in the Articles of Incorporation or the FBCA, each outstanding share, regardless of class, is entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders. Only shares are entitled to vote.

Section 9. Voting of Shares. A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate shareholder or, in the absence of any applicable bylaw, by such person or persons as the board of directors of the corporate shareholder may designate. In the absence of any such designation, or, in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares. Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his name. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, his act binds all; (b) if more than one votes, in person or by proxy, the act of the majority so voting binds all; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

Section 10. Proxies. Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney-in-fact for a shareholder may vote the shareholder’s shares in person or by proxy. Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney-in-fact for a shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by electronic transmission. Any type of electronic transmission appearing to have been, or containing or accompanied by such information or obtained under such procedures to reasonably ensure that the electronic transmission was, transmitted by such person is a sufficient appointment. An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An appointment of a proxy is revocable by the shareholder unless the appointment form or electronic transmission conspicuously states that it is irrevocable and the appointment is coupled with an-interest.

Section 11. Shareholder List. After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The shareholders’ list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar. Any shareholder of the Corporation or his agent or attorney is entitled on written demand to inspect the shareholders’ list (subject to the requirements of the FBCA), during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the shareholders’ list available at the meeting of shareholders, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 12. Fixing Record Date. For the purpose of determining shareholders entitled to notice of a shareholders’ meeting, to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date (which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board) for any such determination of shareholders, such date in any case to be not more than seventy (70) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date of a meeting or the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one-hundred twenty (120) days after the date fixed for the original meeting.

Section 13. Inspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment(s) thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

Section 14. Advance Notice of Shareholder Business and Nominations

(a) Advance Notice of Shareholder Business.

(1) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the Corporation’s notice of meeting, given by or at the direction of the Board of Directors, as included in its proxy materials (or any supplement thereto) with respect to such meeting, (B) by or at the direction of the Board of Directors or any duly authorized committee thereof, or (C) by any shareholder of the Corporation present in person who (1) is a shareholder of record (and with respect to any beneficial owner, if different, on whose behalf notice of proposed shareholder business is submitted, only if such beneficial owner was the beneficial owner of shares of the Corporation) at the time that the notice required by this Section 14(a) is delivered to the Secretary of the Corporation, on the record date for the determination of shareholders entitled to vote at the annual meeting and at the time of the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 14(a). In addition, for business to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to these Bylaws and under the FBCA. Except for proposals properly made in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, for the avoidance of doubt, clause (C) above shall be the exclusive means for a shareholder to bring business before an annual meeting of shareholders. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 14(b), and this Section 14(a) shall not be applicable to nominations of persons for election to the Board of Directors except as expressly provided in Section 14(b). For purposes of this Section 14(a), “present in person” shall mean that the shareholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing shareholder is not an individual, a qualified representative of such proposing shareholder, appears at such annual meeting.

(2) To comply with clause (C) of Section 14(a)(1) above, a shareholder’s notice with respect to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring before the meeting must be in writing and must set forth all information required under this Section 14(a) and must be timely received by the Secretary of the Corporation. With respect to an annual meeting of shareholders, to be timely, notice must be received not less than sixty (60) and no more than ninety (90) days prior to such meeting. With respect to meetings of shareholders for which less than seventy (70) days notice of the date of the meeting is given, to be timely, notice must be received no later than the close of business on the tenth (10th) day following the earlier of the day notice of the meeting was mailed, or the first day that a Public Announcement (as defined below) of the date of such meeting was made. For purposes of these Bylaws, “Public Announcement” shall mean disclosure (a) in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, (b) in a document publicly filed by the Corporation with the United States Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, (c) in a notice pursuant to the applicable rules of a stock exchange on which the securities of the Corporation are listed, (d) in a notice published on the Corporation’s website, or (e) another method of broad-based dissemination.

(3) To be in proper written form, a shareholder’s notice of proposed business (other than the nomination of persons for election as directors) must set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class, series and number of shares of stock which are beneficially owned by the shareholder, (iv) any Derivative Securities Arrangement (as defined herein) that has not theretofore been publicly disclosed or disclosed to the Corporation (in each case identifying the number of shares of the Corporation subject to such arrangement and the parties and counterparties thereto and the terms and conditions of such arrangement), and (v) any material interest of the shareholder in such business. The chairman of the meeting may refuse to acknowledge any shareholder who attempts to introduce business at a meeting without compliance with the foregoing procedure.

(b) Advance Notices of Director Nominations.

(1) Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 14(b) shall be eligible for election or re-election as directors at an annual meeting of shareholders. Nominations of persons for election or re-election to the Board of the Corporation shall be made at an annual meeting of shareholders only (A) by or at the direction of the Board or (B) by a shareholder of the Corporation present in person who (i) is entitled to vote for the election of directors at the annual meeting, and (ii) has timely complied in proper written form with the notice procedures set forth in this Section 14(b). The foregoing clause (B) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting of shareholders. For purposes of this Section 14(b), “present in person” shall mean that the shareholder nominating a person for election as a director at a meeting of the Company, or, if the nominating shareholder is not an individual, a qualified representative of such shareholder, appears at such meeting.

(2) To comply with clause (B) of Section 14(b)(1) above, a shareholder’s notice of nomination of persons for election as directors must set forth all the information required under Section 14(b)(3) and Section 14(b)(4) and must be delivered to or mailed as received by the Secretary of the Corporation, either by personal delivery or by United States mail, postage prepaid within the time periods set forth in this Section 14(b)(2). With respect to an annual meeting of shareholders, to be timely, notice must be received not less than sixty (60) and no more than ninety (90) days prior to such meeting. With respect to meetings of shareholders for which less than seventy (70) days notice of the date of the meeting is given, to be timely, notice must be received no later than the close of business on the tenth (10th) day following the earlier of the day notice of the meeting was mailed, or the first day that Public Announcement of the date of such meeting was made. With respect to a special meeting at which directors are to be elected, to be timely, notice must be received not less than sixty (60) days prior to the date the Corporation begins to print and mail its proxy materials.

(3) To be in proper written form, a shareholder’s notice of any nomination of persons for election as director must set forth (i) the name, date of birth, business and residence address of the person or persons to be nominated, (ii) the principal occupation or employment during the past five (5) years of such person or persons, (iii) the number of shares of stock of the Corporation that are beneficially owned by such person or persons, (iv) any Derivative Securities Arrangement (as defined herein) that has not theretofore been publicly disclosed or disclosed to the Corporation (in each case identifying the number of shares of the Corporation subject to such arrangement and the parties and counterparties thereto and the terms and conditions of such arrangement), (v) whether such person or persons are or have been during the past five (5)

years directors, officers or beneficial owners of five percent (5%) or more of any class of capital stock, partnership interests or other equity interest of any person and, if so, a description of that position or ownership, (vi) any directorships or similar positions, and/or beneficial ownership of five percent (5%) or more of any class of capital stock, partnership interests or other equity interest held by such person or persons in any company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended, (vii) whether, in the last five (5) years, such person or persons are or have been convicted in a criminal proceeding or have been subject to a judgment, order, finding or decree of any federal, state or other government, regulatory or self-regulatory entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, (viii) the consent of each such person to serve as a director, if elected, (ix) whether the shareholder intends to solicit proxies from the Corporation’s shareholders and to file with the SEC and deliver to shareholders a proxy statement; and (x) any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act. In addition, the shareholder’s notice must set forth, (i) the name and business address and the record name and record address of the shareholder proposing such nomination, and (ii) the class, series and number of shares of stock which are beneficially owned by the shareholder. The chairman of the meeting may refuse to acknowledge any shareholder who attempts to introduce business without compliance with the foregoing procedure.

(4) Without exception, no person shall be eligible for election or re-election as a director of the Corporation at a meeting of shareholders unless nominated in accordance with the provisions set forth in this Section 14(b).

(c) General.

(1) Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 14 and only such persons who are nominated in accordance with the procedures set forth in this Section 14 shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as directors.

(2) A shareholder providing notice of any business proposed to be conducted at a meeting shall further update and supplement such notice, if necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 14 shall be true and correct in all material respects, and such update and supplement shall be received by the Secretary of the Corporation not later than five (5) business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true and correct in all material respects.

(3) If the information submitted pursuant to this Section 14 by any shareholder proposing business or the nomination of one or more candidates for election to the Board for consideration at a meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 14. Upon written request by the Secretary of the Corporation, the Board or any committee thereof, any shareholder proposing business for consideration at an annual meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 14. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 14.

(4) Notwithstanding the provisions of these Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any other business to be considered.

(5) Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (1) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 14 and (2) if any proposed nomination or business was not made or proposed in compliance with this Section 14, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(6) Notwithstanding the foregoing provisions of this Section 14, unless otherwise required by the FBCA or other applicable law, if the shareholder (or a qualified representative of the shareholder) does not appear in person at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination or proposed business shall be disregarded and such nomination or proposed business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 14, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders. A qualified representative of such shareholder shall be, if such nominating shareholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust.

(7) Nothing in this Section 14 shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (and any proposal included in the Corporation’s proxy statement pursuant to such Rule shall not be subject to any of the advance notice requirements in this Section 14) or (b) of the holders of any series of preferred stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Articles of Incorporation.

(8) The term “Derivative Securities Arrangement” means any direct or indirect:

(A) transaction or series of transactions, instrument, contract, agreement, arrangement, understanding, commitment or relationship with respect to any right, option, warrant, convertible or exchangeable security, swap agreement, stock appreciation right or right similar to any of the foregoing, whether or not presently exercisable, with an exercise, conversion or exchange privilege, or settlement payment or mechanism, related to any security of the Corporation, or similar instrument, including, without limitation, transactions, instruments, contracts, agreements, arrangements, understandings or relationships of the type contemplated by Rule 16a-1(b) or (c)(6) of the General Rules and Regulations under the Exchange Act, which gives such person (or any of such person’s affiliates or associates) the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined in whole or in part by reference to the price or value of any security of the Corporation;

(B) transaction or series of transactions, agreement, arrangement, understanding, commitment, proxy or relationship that included or includes an opportunity for such person (or such person’s affiliates or associates), directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to receive or share in the receipt of dividends payable on any security of the Corporation separate or separable from the underlying shares, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person (or such person’s affiliates or associates) was, is or will be entitled to vote, in each case under (A) and this (B) of this Section 14, including, without limitation, any put or call arrangement, short position, borrowed shares or swap or similar arrangement; and

(C) transaction or series of transactions, plan, agreement, arrangement, understanding, commitment or relationship with respect to the borrowing or lending of securities of the Corporation or any interest therein, in each case under (A), (B) and (C) above, without regard to whether (i) such derivative conveys any voting rights in any securities of the Corporation to such person (or any of such person’s affiliates or associates), (ii) the derivative is required to be, or is capable of being, settled through delivery of any securities of the Corporation, or (iii) such person (or any of such person’s affiliates or associates) may have entered into other transactions that hedge the economic effect of such derivative.

(D) For purposes hereof, an (A) “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, and (B) an “associate” when used to indicate a relationship with any person, means (i) a corporation or other organization of which such person is an officer, partner, managing member or holds a position of analogous authority or capacity, or is, directly or indirectly, the beneficial owner of 10% or more of any class or series of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its subsidiaries.

ARTICLE THREE

DIRECTORS

Section 1. Number of Directors. The number of directors constituting the Board of Directors shall not be less than three (3) nor more than fifteen (15), and the exact number of Directors shall be fixed from time to time by resolution of the Board of Directors; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors.

Section 2. Qualifications. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Florida, shareholders of the Corporation or citizens of the United States.

Section 3. Vacancies. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of a majority of the current directors though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the shareholders called for that purpose, unless otherwise provided by the FBCA or other applicable law. The term of a director elected to fill a vacancy shall expire at the next shareholders meeting at which directors are to be elected.

Section 4. Removal. Any director may be removed at any time, with or without cause, at a meeting of the shareholders, provided that notice of the meeting states that the purpose, or one of the purposes, of the meeting is the removal of the director.

Section 5. Resignation of Directors. A director may resign at any time by giving written notice to the Corporation, the Board of Directors or the Chairman of the Board. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date or an effective date determined upon the subsequent happening of an event. If a resignation is made effective at a later date or upon the subsequent happening of an event, the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date.

Section 6. Powers. Except as provided in the Articles of Incorporation and by the FBCA, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

Section 7. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida.

Section 8. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of shareholders.

Section 9. Regular Meetings. Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 10. Special Meetings and Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, Chief Executive Officer or the President and shall be called by the Secretary on the written request of any two (2) directors. Written notice of the date, time and place of special meetings of the Board of Directors shall be given to each director at least forty-eight (48) hours before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors may also be given by electronic transmission.

Section 11. Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 12. Quorum; Required Vote; Presumption of Assent. A majority of the number of directors fixed by, or in the manner provided in, these Bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be presumed to have assented to the action taken, unless he objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting specific business at the meeting, or he votes against or abstains from the action taken.

Section 13. Action Without Meeting. Any action required or permitted to be taken at a Board of Directors’ meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action must be evidenced by one (1) or more written consents describing the action taken and signed by each director or committee member. Such consent shall have the same force and effect as a unanimous vote at a meeting. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 13 shall have the effect of a meeting vote and may be described as such in any document.

Section 14. Participation in Meetings By Conference Telephone or Similar Communications Equipment. Members of the Board of Directors may participate in a regular or special meeting of the Board by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 15. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except that no such committee shall have the authority to (a) approve or recommend to shareholders actions or proposals required by the FBCA to be approved by shareholders; (b) fill vacancies on the Board of Directors or any committee thereof; (c) adopt, amend, or repeal these Bylaws; (d) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or (e) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors. The members of the committees, who shall be at least two (2) in number and who serve at the pleasure of the Board of Directors, shall act only as a committee and the individual members shall have no power as such. Unless the Board of Directors elects a committee chairman, each committee shall elect its own chairman, and have full power and authority to make rules for the conduct of its business. The Board of Directors shall have the power at any time to change the membership of committees, fill vacancies, and to abolish committees. The Board of Directors, by resolution adopted in accordance with this Article Three, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the Board of Directors not a member of the committee in question with his or her responsibility to act in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

Section 16. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors. Without limiting the foregoing, the directors may be paid (i) their expenses, if any, of attendance at each meeting of the Board of Directors and each committee thereof, and (ii) a fixed sum for attendance at each meeting of the Board of Directors and each committee thereof, and/or a stated retainer as a member of the Board of Directors and each committee thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation for such services from the Corporation; provided, that any person who is receiving a stated compensation as an officer of the Corporation for services as such officer shall not receive any additional compensation for services as a director during such period. The annual compensation of directors shall be paid at such times and in such installments as the Board of Directors may determine.

Section 17. Chairman of the Board. The Board of Directors may, in its discretion, choose a Chairman of the Board who shall preside at meetings of the shareholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.

ARTICLE FOUR

OFFICERS

Section 1. Positions. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents (who may be designated Executive or Senior Vice Presidents) and a Secretary, and, if elected by the Board of Directors by resolution, a Chairman of the Board. Any two or more offices may be held by the same person.

Section 2. Election of Specified Officers by Board. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents and a Secretary. In its discretion, the Board of Directors may leave unfilled any office except those of Chief Executive Officer, Chief Financial Officer and Secretary.

Section 3. Election or Appointment of Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the Chief Executive Officer of the Corporation. The Board of Directors shall be advised of appointments by the Chief Executive Officer at or before the next scheduled Board of Directors meeting.

Section 4. Salaries. The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Article Four, Section 2 hereof shall be fixed from time to time by the Board of Directors or pursuant to its direction. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the Chief Executive Officer of the Corporation or pursuant to his direction.

Section 5. Term, Resignation. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or the Chief Executive Officer of the Corporation may be removed, with or without cause, by the Board of Directors. Any officers or agents appointed by the Chief Executive Officer of the Corporation pursuant to Section 3 of this Article Four may also be removed from such officer positions by the Chief Executive Officer, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the Chief Executive Officer of the Corporation, by the Chief Executive Officer or the Board of Directors. Any officer of the

Corporation may resign from his respective office or position by delivering notice to the Corporation. Such resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

Section 6. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a chairman of the board, the Chief Executive Officer shall preside at meetings of the shareholders and the Board of Directors. He or she may sign, execute, and deliver in the name of the Corporation any powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws.

Section 7. President. If the Chief Executive Officer is not also the President, the President shall have such general and active management of the business of the Corporation as may be determined by the Board of Directors and shall, subject to direction from the Chief Executive Officer, see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a chairman of the board, and in the absence of the Chief Executive Officer, the President shall preside at meetings of the shareholders and the Board of Directors. The President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

Section 8. Vice Presidents. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the President may from time to time delegate. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his or her duties.

Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall keep the minutes of all the proceedings of the meetings of the shareholders and of the Board of Directors in a book or books to be kept for that purpose and, to the extent ordered by the Board of Directors or the Chairman, shall perform like duties for all committees of the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders, special meetings of the Board of Directors and of any committee appointed by the Board. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Chief Executive Officer.

Section 10. Assistant Secretary. Any Assistant Secretary shall have the authority to perform the duties of the Secretary and such other duties as may be assigned by the Chief Executive Officer or the Secretary.

Section 11. Chief Financial Officer. The Chief Financial Officer shall be responsible for the financial reporting on a consolidated basis of the Company and its subsidiaries. He shall perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer, and shall be responsible to the Chief Executive Officer for the performance of the duties of the office.

Section 12. Other Officers, Employees and Agents. Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors, the officer so appointing him and such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

ARTICLE FIVE

CERTIFICATES FOR SHARES

Section 1. Issue of Stock With or Without Certificates. The Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Certificates for those shares of the capital stock of the Corporation that are represented by certificates shall be in such forms as shall be approved by the Board of Directors. Each holder of shares represented by certificates shall be entitled to have the certificate for such shares issued under the seal of the Corporation, signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation.

Section 2. Legends for Preferences and Restrictions on Transfer. The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED ‘WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER’S EXPENSE, AN OPINION (SATISFACTORY TO-THE CORPORATION) OF

COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.”

Section 3. Facsimile Signatures. The signatures of the Chairman of the Board, Chief Executive Officer, President or a Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles; provided, that where a certificate is countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, the corporate seal and any other signature on such certificate may be a facsimile, engraved, stamped or printed. In case any officer, transfer agent or registrar of the Corporation who shall have signed, or whose facsimile signature shall have been used on any such certificate, shall cease to be such officer, transfer agent or registrar, whether because of death, resignation, or otherwise, before such certificate shall have been delivered by the Corporation, such certificate shall nevertheless be deemed to have been adopted by the Corporation and may be issued and delivered as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer, transfer agent or registrar.

Section 4. Lost Certificates. Any person claiming a certificate representing shares to be lost or destroyed shall make an affidavit or affirmation of that fact, in form satisfactory to the Board of Directors and to the transfer agent and registrar of the Corporation, if any, and shall give to the Corporation, its transfer agent and registrar, if any, a bond of indemnity in such sum as the Board of Directors or Secretary may direct, in form satisfactory to the Board of Directors and to the transfer agent and registrar of the Corporation, if any, and with or without sureties as the Board of Directors or Secretary with the approval of the transfer agent and registrar, if any, may prescribe; whereupon the Chairman, Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary may cause to be issued a new certificate of the same tenor (or cause an appropriate entry to be made in respect of shares without certificates) and for the same number of shares as the one alleged to have been lost or destroyed.

Section 5. Transfer of Shares. The shares of the Corporation shall be transferable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer of any shares represented by certificates, the old certificates for such shares shall be surrendered to the Corporation by the delivery thereof to the person in charge of the shares and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be canceled, and new certificates (or an appropriate entry in respect of shares without certificates) shall thereupon be issued for the shares so transferred to the person entitled thereto. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

Section 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

Section 7. Redemption of Control Shares. As provided by Section 607.0902 of the FBCA, if a person acquiring control shares of the Corporation does not file an acquiring person statement with the Corporation, the Corporation may redeem the control shares at fair market value at any time during the sixty (60)-day period after the last acquisition by such acquiring person of such control shares. If a person acquiring control shares of the Corporation files an acquiring person statement with the Corporation, the control shares may thereafter be redeemed by the Corporation only if such shares are not accorded full voting rights by the shareholders as provided by subsection (9) of Section 607.0902 of the FBCA.

ARTICLE SIX

GENERAL PROVISIONS

Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Articles of Incorporation.

Section 2. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

Section 5. Seal. The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6. Gender. All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

Section 7. Construction. All references herein in the plural shall be construed to include the singular and in the singular shall be construed to include the plural, if the context so requires.

ARTICLE SEVEN

AMENDMENTS OF BYLAWS

Except as otherwise provided in the FBCA and except where the shareholders, in amending or repealing these Bylaws generally or a particular provision of these Bylaws, provide expressly that the Board of Directors may not amend or repeal these Bylaws or that provision of these Bylaws, the Board of Directors shall have power to add any provision to, or to amend or repeal any provision of, these Bylaws by the affirmative vote of a majority of all of the directors at any regular or special meeting of the Board of Directors, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of the Board. The shareholders shall have power to add any provision to, or to amend or repeal any provision of, these Bylaws by the affirmative vote of a majority of the votes cast at any meeting, provided that a statement of the proposed action shall have been included in the Company’s notice of such meeting of shareholders.

ARTICLE EIGHT

INDEMNIFICATION

Section 1. Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article Eight, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the FBCA, as the same exists now or as it may be hereinafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (and the heirs, executors, administrators or estate of such person) who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding (as hereinafter defined) other than an action by or in the right of the Corporation) by reason of the fact that such person is or was serving, or had agreed to serve, in an Official Capacity (as defined in Section 17 of this Article Eight) for the Corporation, or while serving in an Official Capacity for the Corporation is or was serving at the request of the Corporation in an Official Capacity for another corporation, partnership, limited liability company, joint venture, trust or other enterprise (an “Other Enterprise”), including service with respect to employee benefit plans maintained or sponsored by the Corporation, or is an employee of the Corporation specifically designated by the Board as an indemnified employee (hereinafter, each of the foregoing persons, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. Indemnification of Directors and Officers in Actions By or in the Right of the Corporation. Subject to the other provisions of this Article Eight, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the FBCA, any Covered Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a

Proceeding by or in the right of the Corporation against Expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 3. Successful Defense. To the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding described in Section 1 or Section 2 of this Article Eight, or in defense of any claim, issue or matter therein, such person shall be indemnified against Expenses (as defined in Section 17 of this Article Eight) (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 4. Indemnification of Others. Subject to the other provisions of this Article Eight, the Corporation shall have power to indemnify its employees and its agents to the extent not prohibited by the FBCA or other applicable law. The Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines.

Section 5. Advanced Payment of Expenses.

a) Expenses (including attorneys’ fees) incurred by any Covered Person in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding. Such advances shall be paid by the Corporation within ten (10) calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, that if Florida law requires, the payment of such expenses incurred by a Covered Person in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking in writing (the “Undertaking”) by or on behalf of such Covered Person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such Covered Person is not entitled to be indemnified for such expenses under this bylaw or otherwise. The Covered Person’s undertaking to repay the Corporation any amounts advanced for Expenses shall not be required to be secured and shall not bear interest.

b) Except as otherwise provided in the FBCA or this Section 5, the Corporation shall not impose on the Covered Person additional conditions to the advancement of Expenses or require from the Covered Person additional undertakings regarding repayment. Advancements of Expenses shall be made without regard to the Covered Person’s ability to repay the Expenses.

c) Advancements of Expenses pursuant to this subsection shall not require approval of the Board or the shareholders of the Corporation, or of any other person or body. The Secretary shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 5.

d) Advancements of Expenses to a Covered Person shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed.

e) The right to advancement of Expenses shall not apply to (i) any action, suit or proceeding against an agent brought by the Corporation and approved by a majority of the authorized members of the Board which alleges willful misappropriation of corporate assets by such agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent’s duty to the Corporation or its shareholders, or (ii) any claim for which indemnification is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in Section 6(b) or Section 6(c) of this Article Eight prior to a determination that the person is not entitled to be indemnified by the Corporation.

Section 6. Limitations on Indemnification. Subject to the requirements in Section 3 of this Article Eight and the FBCA, the Corporation shall not be obligated to indemnify any person pursuant to this Article Eight in connection with any Proceeding (or any part of any Proceeding):

a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

c) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

d) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under Section 7 of this Article Eight or (d) otherwise required by applicable law; or

e) if prohibited by applicable law; provided, however, that if any provision or provisions of this Article Eight shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article

Eight (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article Eight (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 7. Indemnification Claims; Determination.

a) To obtain indemnification under this Article Eight, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination (the “Determination”), if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) by the Board by majority vote of a quorum consisting of Disinterested Directors (as defined in Section 17 of this Article Eight); (ii) if such a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board (in which all directors, whether or not Disinterested Directors, may participate) consisting solely of two or more Disinterested Directors; (iii) if such a committee cannot be designated, by any Independent Counsel (as defined in Section 17 of this Article Eight) selected by the Board prescribed in (i) above or by the committee of the Board prescribed in (ii) above, in a written opinion to the Board, a copy of which shall be delivered to the claimant; or if a quorum of the Board cannot be obtained for (a) above and the committee cannot be designated under (b) above, selected by majority vote of the full Board (in which directors who are parties may participate); or (iii) if such Independent Legal Counsel determination cannot be obtained, by majority vote of a quorum consisting of shareholders who are not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of shareholders who are not parties to the Proceeding. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) calendar days after such determination.

b)(i) If a claim for indemnification under this Article Eight is not paid in full by the Corporation within thirty (30) calendar days after a written claim pursuant to Section 7(a) above has been received by the Corporation, or (ii) if a request for advancement of Expenses under this Article Eight is not paid in full by the Corporation within ten (10) calendar days after a statement pursuant to Section 5 above and the required Undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction to recover the unpaid amount of the claim for indemnification or request for advancement of Expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also any and all Expenses incurred in connection with prosecuting such claim. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of Expenses. It shall be a defense to any such action that, under the FBCA or other applicable law, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of Expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Disinterested Directors, Independent Counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth under the FBCA or other applicable law, nor an actual determination by the Corporation (including its Disinterested Directors, Independent Counsel or shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

c) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

d) If a Determination shall have been made pursuant to Section 7(a) above that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 7(b) above.

e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 7(b) above that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.

Section 8. Procedures For Determination Of Whether Standards Have Been Satisfied.

a) Costs. All costs of making the Determination shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Corporation shall also be solely responsible for paying (i) all reasonable Expenses incurred by the indemnified person to enforce the indemnification rights provided pursuant to this Article Eight, including, but not limited to, the costs incurred by the indemnified person to obtain court-ordered indemnification pursuant to Section 7 hereof regardless of the outcome of any such application or Proceeding, and (ii) all costs of defending any suits or Proceedings challenging payments to the indemnified person under these Bylaws.

b) Timing of the Determination. The Corporation shall use its best efforts to make the Determination contemplated by Section 7 hereof promptly.

(i) if the Determination is to be made by the Board or a committee thereof, such Determination shall be made not later than fifteen (15) business days after a written request for a Determination (a “Request”) is delivered to the Corporation by the Indemnitee;

(ii) if the Determination is to be made by Independent Counsel, such Determination shall be made not later than thirty (30) days after a Request is delivered to the Corporation by the indemnified person; and

(iii) if the Determination is to be made by the shareholders of the Corporation, such Determination shall be made not later than ninety (90) days after a Request is delivered to the Corporation by the indemnified person.

Section 9. Contract Rights. All of the rights conferred in this Article Eight, as to indemnification, advancement of Expenses and otherwise, shall be contract rights between the Corporation and each indemnified person to whom such rights are extended that vest at the commencement of such indemnified person’s service to or at the request of the Corporation and (i) no amendment, modification or repeal of this Article Eight shall affect, to the detriment of the indemnified person and such indemnified person’s heirs, executors, administrators and estate, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal, and (ii) all of such rights shall continue as to any such indemnified person who has ceased to serve in an Official Capacity for the Corporation or ceased to serve at the request of the Corporation in an Official Capacity for an Other Enterprise, and shall inure to the benefit of such indemnified person’s heirs, executors, administrators and estate, and shall be applicable to proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

Section 10. Non-Exclusivity Of Rights. All of the rights conferred pursuant to this Article Eight, as to indemnification, advancement of Expenses and otherwise, (i) shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of Expenses may be entitled under the Articles of Incorporation or any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s Official Capacity and as to action in another capacity while holding such office, and (ii) cannot be terminated or impaired by the Corporation, the Board of Directors or the shareholders of the Corporation with respect to a person’s service prior to the date of such termination. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of Expenses, to the fullest extent not prohibited by the FBCA or other applicable law.

Section 11. Insurance and Funding.

a) The Corporation shall have the power to purchase and maintain, at its expense, insurance to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him against such liability under Florida Law. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in this Article Eight, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

b) The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification as provided herein.

Section 12. Reliance. Persons who after the date of the adoption of Article Eight serve or continue to serve the Corporation in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article Eight.

Section 13. No Imputation. The knowledge and/or actions, or failure to act, of any other officer, director, employee or agent of the Corporation or an Other Enterprise shall not be imputed to an indemnified person for purposes of determining the right to indemnification under this Article Eight.

Section 14. Survival. The rights to indemnification and advancement of Expenses conferred by this Article Eight shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation or an Other Enterprise and shall inure to the benefit of the heirs, executors, administrators and estate of such person.

Section 15. Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article Eight shall be in writing and either delivered in person or sent by mail or other method of delivery, or by e-mail or other electronic transmission, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Section 16. Savings Clause. If this Article Eight or any provision hereof shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article Eight (including, without limitation, each section and subsection of this Article Eight containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired hereby, and (b) to the fullest extent possible and permitted by the FBCA and other applicable law, the provisions of this Article Eight (including, without limitation, each portion of any section or subsection of this Article Eight containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give maximum effect to the intent manifested by the provision held to be invalid, illegal or unenforceable.

Section 17. Certain Definitions.

a) The term “agent” includes a volunteer.

b) The term “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Eight with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

c) The term “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

d) The term “Expenses” shall be broadly construed and shall include, without limitation, all direct and indirect losses, liabilities, expenses, including fees and expenses of attorneys, fees and expenses of accountants, fees and expenses of public relations consultants and other advisors, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement and all other disbursements or expenses of the types customarily incurred in connection with (i) the investigation, prosecution, defense, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any voluntary or required interviews or depositions related to a Proceeding, and (iv) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article Eight.

e) The term “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this Article Eight.

f) The term “Official Capacity” shall mean service as a director or officer of the Corporation or service, at the request of the Corporation while serving in an Official Capacity for the Corporation, as a director, officer, partner, member, manager, trustee, employee, agent or other representative of an Other Enterprise.

g) The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit, investigation, inquiry, hearing, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, investigative or otherwise and whether formal or informal, including, without limitation, actions by or in the right of the Corporation, a class of its security holders or otherwise.

h) The term “serving at the request of the Corporation” includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries.

i) The term “not opposed to the best interest of the Corporation” describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.